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Exhibit 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

       We consent to the incorporation by reference in the Registration Statements of American Management Systems, Incorporated on Form S-8 (Nos. 333-00563, 333-01557, and 333-08371) of our report dated February 17, 1999, appearing in and incorporated by reference in the Annual Report on Form 10-K of American Management Systems, Incorporated for the year ended December 31, 1998.




DELOITTE & TOUCHE LLP

Washington, D.C.
March 26, 1999






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